Exhibit 99.1

Editorial Contacts:
Nate Melihercik, Head of Global Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Corporate and Internal Communications - nkenyon@logitech.com (USA)
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com (Europe)
Logitech Announces CFO Departure

Chuck Boynton to Depart Logitech in May; Company Confirms Fiscal Year 2024 Outlook

LAUSANNE, Switzerland, March 18, 2024 and SAN JOSE, Calif., March 17, 2024 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced that Charles ‘Chuck’ Boynton, chief financial officer (CFO), will be departing the Company to pursue another career opportunity. Boynton will remain with the Company as CFO through mid-May to ensure a seamless transition for the end of the 2024 fiscal year. His successor will be named at a later date.
“We thank Chuck for his financial leadership during his time at Logitech. We wish him well in his next role,” said Hanneke Faber, Logitech’s chief executive officer. “We look forward to carrying forward Logitech’s strong track record of growth, financial rigor and operational excellence instilled across the organization.”
“I want to thank Hanneke, the board and everyone at Logitech,” said Chuck Boynton. “I leave holding Logitech in the highest regard. I am enormously proud of the strides we’ve made and equally excited about its future opportunities.”
Outlook
The Company confirmed its outlook for Fiscal Year 2024, as previously disclosed in its January 22, 2024 earnings press release.
About Logitech
Logitech helps all people pursue their passions and is committed to doing so in a way that is good for people and the planet. We design hardware and software solutions that help businesses thrive and bring people together when working, creating, gaming, and streaming. Brands of Logitech include Logitech, Logitech G, Streamlabs, and Ultimate Ears. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog, or @logitech.

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This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding our Fiscal Year 2024 outlook, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example changes in inflation levels and monetary policies; our expectations regarding our expense reduction efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of logistics challenges, including disruptions in transportation lines; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.
(LOGIIR)